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                                                             Exhibit 15
                                                             ----------


                                                 May 14, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                      RE:       Unit Corporation

                                Registration on Form S-8 and S-3



We are aware that our report dated April 23, 2003 on our review of interim financial information of Unit Corporation for the three month period ended March 31, 2003 and included in the Company's Form 10-Q for the quarter ended March 31, 2003 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166
and 333-39584) and Form S-3 (File No.'s 333-83551 and 333-99979).



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